EXHIBIT (A)(6)

GAM Avalon Lancelot, LLC
Statement of Financial Condition
September 30, 2005
(Unaudited)
--------------------------------------------------------------------------------

ASSETS
Investments in investment funds, at fair value
  (cost $163,363,330)                                              $ 191,538,306
Cash and cash equivalents                                              8,420,155
Receivable for securities sold                                           591,902
Other assets                                                                 670
                                                                   -------------

    TOTAL ASSETS                                                     200,551,033
                                                                   -------------

LIABILITIES
Management fee payable                                                   308,284
Subscriptions received in advance                                        281,000
Accrued expenses                                                         155,120
                                                                   -------------

    TOTAL LIABILITIES                                                    744,404
                                                                   -------------

        NET ASSETS                                                 $ 199,806,629
                                                                   =============

MEMBERS' CAPITAL
Represented by:
Net capital                                                        $ 171,631,653
Net unrealized appreciation on investments in investment funds        28,174,976
                                                                   -------------

    MEMBERS' CAPITAL                                               $ 199,806,629
                                                                   =============


    Net asset value per outstanding unit of limited
      liability company interest ($199,806,629 / 1,747,015
      units outstanding)                                            $     114.37
                                                                    ============


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GAM Avalon Lancelot, LLC
Statement of Operations
Fiscal year ended September 30, 2005
(Unaudited)
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INVESTMENT INCOME
Interest                                                          $     177,386
                                                                  -------------

EXPENSES
  Management fee                                                      2,009,031
  Professional fees                                                      89,391
  Administrative and accounting fees                                     72,573
  Investor services fees                                                 69,709
  Custody fees and expenses                                              19,272
  Directors' fees                                                         6,000
                                                                  -------------

    Total expenses                                                    2,265,976
                                                                  -------------

    NET INVESTMENT LOSS                                              (2,088,590)
                                                                  -------------

REALIZED AND UNREALIZED GAIN (LOSS) FROM INVESTMENTS
  IN INVESTMENT FUNDS

    Net realized loss from investments in investment funds             (622,642)
    Net change in unrealized appreciation on investments
      in investment funds                                             5,771,593
                                                                  -------------

    NET REALIZED AND UNREALIZED GAIN FROM INVESTMENTS
      IN INVESTMENT FUNDS                                             5,148,951
                                                                  -------------

    NET INCREASE IN MEMBERS' CAPITAL DERIVED FROM OPERATIONS      $   3,060,361
                                                                  =============